UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 5, 2001



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          _____________________________

           DELAWARE                         0-18121                          36-3664868
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification No.)
         Incorporation)

  55TH STREET & HOLMES AVENUE                                                   60514
   CLARENDON HILLS, ILLINOIS                                                  (Zip Code)
(Address of principal executive
           offices)
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        Registrant's telephone number, including area code (630) 325-7300





                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)


ITEM 5.  OTHER EVENTS.
         ------------

     On July 5, 2001, MAF Bancorp, Inc. ("MAF") announced that it has agreed to acquire Mid Town Bancorp, Inc. ("Mid Town") in a stock and cash transaction valued at $69 million. The companies indicated that the respective boards of directors of MAF and Mid Town approved a definitive agreement to effectuate the merger of the two institutions, with MAF to be the surviving corporation. Attached as Exhibit 99.1 is a copy of the joint press release relating to the merger, which is incorporated herein by reference.

     Subject to the terms and conditions of the merger agreement, the definitive agreement provides for MAF to pay Mid Town $55.2 million in cash, and $13.8 million in MAF stock value provided the average closing price of MAF stock is in the range of $25.00 to $31.00 during a period prior to closing. Should the average closing price of MAF stock during the pricing period drop below $25.00 or be above $31.00, the agreement calls for the stock exchange ratio to be fixed based on such prices. Mid Town has the right to terminate the transaction if the average closing stock price of MAF stock during the pricing period is less than $21.00 per share, although MAF has the right to complete the transaction at a total value of $66.8 million under such circumstance. The transaction, which is to be accounted for as a purchase transaction, is subject to regulatory approvals and approval by the shareholders of Mid Town. The definitive agreement is attached hereto as Exhibit 99.2.

                           Forward-Looking Information
                           ---------------------------

Statements contained in or incorporated into this report that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors which could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries following the merger include, but are not limited to, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unanticipated changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in the Company's market area, unanticipated problems in closing pending real estate contracts, delays in real estate development projects, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

ITEM 7(c).  EXHIBITS.
            --------

Exhibit 99.1    Press Release dated July 5, 2001.

Exhibit 99.2 Agreement and Plan of Merger by and among MAF Bancorp, Inc., Lincoln Acquisition Corp. and Mid Town Bancorp, Inc., dated as of July 2, 2001

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

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MAF BANCORP, INC.


                                            By: /s/ Jerry A. Weberling
                                               ---------------------------------
                                               Jerry A. Weberling
                                               Executive Vice President and
                                                 Chief Financial Officer

Date:  July 5, 2001

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

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------

Exhibit 99.1    Press Release dated July 5, 2001.

Exhibit 99.2 Agreement and Plan of Merger by and among MAF Bancorp, Inc., Lincoln Acquisition Corp. and Mid Town Bancorp, Inc., dated as of July 2, 2001


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